Certain information has been redacted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.1

REDACTED VERSION

FIRST AMENDMENT TO
DISTRIBUTOR MOTOR FUEL AGREEMENT

THIS FIRST AMENDMENT TO DISTRIBUTOR MOTOR FUEL AGREEMENT is dated as of March 29, 2019 (this “Amendment”) and amends that certain the Distributor Motor Fuel Agreement dated as of January 23, 2018 (the “Agreement”), by and between Sunoco, LLC ("Company"), and 7-Eleven, Inc. and SEI Fuel Services, Inc. (collectively, "Distributor").
Background:
A.    The Parties wish to enter into this Amendment to amend and modify the Agreement, as more particularly provided herein.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows:
1.    Waiver of Make-Up Payment. The Parties have agreed that any Make-Up Payment otherwise due from Distributor to Company for the first Contract Year shall be waived. The difference between the Expected Annual Supply Margin for the first Contract Year and the actual Annual Supply Margin attained for the first Contract Year shall be added (as, and not in addition to, the Shortfall amount) to the Expected Annual Supply Margin for the second Contract Year as of April 1, 2019. The Parties agree to work together to find the means to ramp up growth volume in the second Contract Year to a level sufficient to avoid having Make-Up Payments in the future.
2.    Bulk Sales of Fuel. The Parties agree that to help Distributor satisfy its Expected Annual Supply Margin obligations pursuant to this Agreement, Distributor may elect to purchase motor fuel in bulk from Company at Company’s cost plus [***] (the “Bulk Volume”). Bulk Volume purchased during this period shall be applied to Distributor’s Expected Annual Supply Margin obligations for the Contract Year in which the purchases occur. Volumes, locations, and timing requested of Bulk Volume purchases by Distributor will be evaluated by Company and approved in Company’s commercially reasonable discretion. Upon the agreement by Company and Distributor with respect to timing, location and volumes of Bulk Volume purchases, Distributor commits to purchasing the Bulk Volume that has been nominated. Company’s general terms and conditions applicable to bulk fuel sales will apply for all purchases of Bulk Volume hereunder unless the Parties agree otherwise in writing.
3.    Expected Annual Supply Margins. Section 1.6(b) of the Agreement is hereby amended to provide that (a) for the second Contract Year, the Expected Annual Supply Margin shall [***], (b) for the third Contract Year and for each Contract Year thereafter, the Expected Annual Supply Margin shall be [***].
4.    Additional Locations. Section 1.9(b) of the Agreement is hereby amended to add the followings sentences at the end of such section:
“Notwithstanding the foregoing, Distributor may add an unlimited number of additional Locations (the “Additional Locations”) with the consent of Company, which consent shall not be unreasonably withheld, conditioned or delayed and may only be withheld if (A) such Additional Location will create a potential conflict with any other existing Company supplied retail gasoline station, or (B) Company is unable to supply such proposed Additional Location on a commercially reasonable basis. All Additional Locations will have a Supply Margin of [***] per gallon. The addition of any Additional Locations will not increase the Expected Annual Supply Margin of [***] attributable to the Base Locations (as such amount is adjusted in accordance with this Agreement).”
5.    Transportation Services Agreement. The Parties agree that, by July 1, 2019, the Transportation Agreement dated as of January 23, 2018, between Distributor and Sunoco Retail LLC, an affiliate of Company, shall be amended to [***].
6.    No Other Changes.
Except as expressly provided herein, the Agreement is not amended, modified or otherwise affected by this Amendment, and the Agreement and the rights and obligations of the parties thereunder, as amended hereby, are hereby ratified and confirmed in all respects.

7.    Governing Law.
This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Texas, excluding conflict of law rules and principles.
8.    Counterparts.
This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall collectively constitute one and the same instrument. Execution and delivery of this Amendment by delivery of a facsimile or electronic copy bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Amendment by such party. Such facsimile copies shall constitute enforceable original documents.
IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

DISTRIBUTOR:

7-ELEVEN, INC.                     SEI FUEL SERVICES, INC.

By:    /s/Marc Clough_____________            By:    /s/Marc Clough___________

Title:    Vice President______________            Title:    President________________

COMPANY:

SUNOCO, LLC

By:    /s/ Karl Fails_______________
President